EXHIBIT 22.1

                         SUBSIDIARIES OF THE COMPANY


Glenbriar Joint Venture                      California General Partnership

Glenbriar Venture #2, LLC                    California Limited Liability
                                             Company

Tracy Residential Venture Partners, LLC      California Limited Liability
                                             Company